# CERTIFICATE OF CORRECTION

# OF

# ATLAS CRITICAL MINERALS CORPORATION

**Reg. No. 85319**

**REPUBLIC OF THE MARSHALL ISLANDS**

**REGISTRAR OF CORPORATIONS**

**DUPLICATE COPY**

The original of this Document was filed in
accordance with Section 5 of the
Business Corporations Act on

**NON-RESIDENT**

January 28, 2025

Dyaan Malik
Deputy Registrar

**CERTIFICATE OF CORRECTION**
**OF**
**ARTICLES OF AMENDMENT**

**OF**
**ATLAS CRITICAL MINERALS CORPORATION**

**UNDER SECTION 5 OF THE MARSHALL ISLANDS BUSINESS CORPORATIONS ACT**

The undersigned, Marc Fogassa, Chief Executive Officer of ATLAS CRITICAL MINERALS CORPORATION, a corporation incorporated under the laws of the Republic of the Marshall Islands, for the purpose of correcting the Articles of Amendment heretofore filed with the Registrar of Corporations hereby certifies that:

1. The name of the corporation is: ATLAS CRITICAL MINERALS CORPORATION.

2. The Articles of Incorporation were filed with the Registrar of Corporations as of the 27th day of July, 2016.

3. The error to be added/corrected is as follows:

   the sentence, "Amended and Restated Articles of Incorporation (the "ARAI") were filed with the Registrar on the 19th day of November 2024" is added to number 2 in the Articles of Amendment form.

4. As so corrected, number 2 of the Articles of Amendment is corrected to read as follows:

   "The Articles of Incorporation were filed with the Registrar of Corporations as of the 27th day of July, 2016. Amended and Restated Articles of Incorporation (the "ARAI") were filed with the Registrar on the 19th day of November 2024."

5. The corrections contained within this Certificate of Correction shall be effective as of the date the original was filed with the Registrar of Corporations.

IN WITNESS WHEREOF, the undersigned has made and signed this Certificate of Correction on this 27th day of January, 2025.

Authorized Person
Marc Fogassa
Chief Executive Officer